                                                                    EXHIBIT 23.1


         Consent of PricewaterhouseCoopers LLP, Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of LSI Logic Corporation of our report dated January 23, 2001, relating to the financial statements, which appears in LSI Logic Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PricewaterhouseCoopers LLP
San Jose, California
April 11, 2001